SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 19,  2006

Date of Report

April 19, 2006

(Date of earliest event reported)

LEARNING QUEST TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51081	88-0485183
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

875 East 400 South, Springville, UT 84663

(Address of principal executive offices, including zip code)

801-358-8591

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

Effective April 19, 2006, the Company’s sole officer and director, Ransford Sorensen, appointed Fred Hall as an officer and director of the Company and then resigned.  Fred Hall is now the sole officer and director of the Company.

Also on April 19, 2006, the Company converted the outstanding debt of $15,198 owed to Fred Hall for 15,198,000 shares of restricted common stock of the Company.

As a result of the above action, Mr. Hall now controls the Company.

Fred L. Hall, age 39, President and Director of the Company.  Mr. Hall currently owns and operates Little Brown Dog, LLC., a consulting business.  Between 1998 and 2001, Mr. Hall operated Cap's Sporting Goods Wholesale, Inc. whose principle focus was a sporting clays range located in Springville, UT and the sale of sporting goods wholesale products.  Mr. Hall received a bachelors degree from Utah Valley State College in Business with an emphasis in accounting.

The following table sets forth as of April 19, 2006, the number and percentage of the 32,198,000 shares of outstanding common stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Company as a group and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding common stock.  Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Common	Fred Hall (1)	25,198,000	78.26%
	1065 W. 1150 S.
	Provo, UT 84601

Common	Ransford Sorensen	4,950,000	15.37%
	875 E. 400 S.
	Springville, UT 84663

Total Officers and Directors
As a Group (1 Person)		25,198,000	78.26%

(1) Officer and/or director.

ITEM 5.02

DEPARTURE OF DIRECTORS OF PRINCIPAL OFFICERS; ELECTION OF

DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective April 19, 2006, the Company’s sole officer and director, Ransford Sorensen, appointed Fred Hall as an officer and director of the Company and then resigned.  Fred Hall is now the sole officer and director of the Company.

 SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LEARNING QUEST TECHNOLOGIES, INC.

DATE:  April 19, 2006

By: /s/ Fred Hall

Fred Hall

Chief Executive Officer

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